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Exhibit  99.2

              Amendment No. 1 to Research and Development Agreement

         THIS AMENDMENT NO. 1 TO RESEARCH AND DEVELOPMENT AGREEMENT is dated as of May 14, 2001 between Neose Technologies, Inc. ("Neose"), a Delaware corporation, and the Pharmaceutical Research Institute of Bristol-Meyers Squibb Company ("BMS"), a Delaware corporation, and amends the Research and Development Agreement dated June 1, 1998 between Neose and BMS.

                                   Background

         Neose and BMS are parties to the Research and Development Agreement dated June 1, 1998 ("Agreement"). The Agreement provides for Neose to carry out the Project (as defined therein) by producing certain quantities of ganglioside GM2 and ganglioside GD2 in accordance with the timetables and the pricing set forth in Appendix A to the Agreement. During the conduct of the Project, both parties agreed to a number of process changes and other changes to the requirements and scope of the Project, resulting in longer development time and increased costs of development and production. In addition, the Project was interrupted by the need to reassess the status of development of the related drugs arising from the results of the "301 GMK Trial" that had unexpectedly become available. As a consequence, the timetable of the Project was altered and Neose, after notice to BMS, reallocated both human and facility resources away from the Project. In recognition of the foregoing, the parties desire to terminate Appendix A and to renegotiate price and timelines for the Project. Capitalized terms used herein without definition have the meanings set forth therefor in the Agreement.

                                      Terms

         In consideration of the foregoing, and intending to be legally bound hereby, the parties agree as follows:

1. Deletion of Appendix A. Appendix A to the Agreement is hereby deleted, declared null and void, and shall be of no further force or effect.

2. Renegotiation of Appendix A. Neose and BMS will, within a reasonable time after notice from BMS that it intends to proceed with the Project("Notice of Intent"), enter into good faith negotiations with one another to reach agreement on the terms of a substitute Appendix A. BMS acknowledges its intention that that the amounts to be paid to Neose pursuant to the new Appendix A should fairly reflect Neose's additional costs, time requirements, and other commitments due to the changed circumstances referred to above. Upon execution by both Neose and BMS of a new Appendix A, all references in the Agreement to "Appendix A" shall be to such new Appendix A. For the avoidance of doubt, the parties acknowledge that neither party will have any obligations under Articles 1, 2, or 3 of the Agreement unless and until a new Appendix A is mutually agreed and executed by the parties. If a new Appendix A is not executed by both parties within six months after such Notice of Intent, either party may terminate the Agreement upon notice to the other. If such Notice of Intent not received by Neose on or before May 11, 2002, Neose may terminate the Agreement by notice to BMS.
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3. Assignment. Neose agrees that BMS may freely and upon written notice assign the Agreement in full, as herein amended, to Progenics Pharmaceuticals, Inc.

4. Status of Contract. BMS acknowledges that Neose has fulfilled its obligations under the Project relating to GM2. Neose acknowledges that as of the date of this Amendment BMS has fulfilled all of its financial obligations to Neose under the Agreement.

5. Reaffirmation of Agreement. Except as provided in this Amendment, the Agreement is reaffirmed.

         In witness whereof, the parties have executed this Amendment as of the date first above written.

NEOSE TECHNOLOGIES, INC.


By: /s/ P. Sherrill Neff
    -------------------------------------
    P. Sherrill Neff
    President and Chief Operating Officer

BRISTOL-MYERS SQUIBB
PHARMACEUTICAL RESEARCH INSTITUTE


By: /s/ Charles Linzner
    -------------------------------------
    Charles Linzner
    Vice President and Senior Counsel